Exhibit 99.2

FINANCIAL STATEMENTS
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME

The following unaudited pro forma combined balance sheets at March 31, 2011 and unaudited pro forma condensed combined statements of income for the three months ended March 31, 2011 and twelve months ended December 31, 2010 and 2009, respectively illustrate the effect of the proposed merger.  We have based the unaudited pro forma combined financial statements on the unaudited balance sheets at March 31, 2011 and the unaudited consolidated statements of income for the three months ended March 31, 2011 and the audited statements of income for the twelve months ended December 31, 2010 and 2009 of Maryland Bankcorp and Old Line Bancshares.

As required by FASB ASC Topic 805-Business combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of Maryland Bankcorp to fair value as of the balance sheet date.  Under this method, we will record Maryland Bankcorp.’s assets and liabilities as of April 1, 2011, the date of the acquisition, at their respective fair values and add them to those of Old Line Bancshares.  We will record in goodwill any difference between the purchase price for Maryland Bankcorp and the fair value of the identifiable net assets acquired (including core deposit intangibles).  We will not expense the amortization of the goodwill that results from the acquisition, if any, but will review it for impairment at least annually.  To the extent there is an impairment of the goodwill, we will expense the impairment.  We will amortize to expense core deposit and other intangibles with definite useful lives that we record in conjunction with the merger.  Financial statements that Old Line Bancshares issues after the acquisition will reflect the results attributable to the acquired operations of Maryland Bankcorp beginning on April 1, 2011, the date of completion of the acquisition.

In connection with the acquisition, Old Line Bancshares is currently working to consolidate the operations of Maryland Bankcorp, Inc.  We continue to assess the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies.  We will record any additional cost associated with such decisions as incurred and have not included them in the pro forma adjustments to the pro forma consolidated statements of income.  For the three months ended March 31, 2011, Old Line Bancshares, Inc. has incurred $90,060 and Maryland Bank and Trust Co. has incurred $365,140 of merger and integration expenses.  For the twelve months ended December 31, 2010, Old Line Bancshares has incurred $574,369 of merger and integration expenses and Maryland Bank & Trust Co. has incurred $369,303.  We anticipate that we can reduce consolidated operating expenses by 25% to 35%.  We have not included these savings in the pro forma consolidated statements of income and there are no assurances that we will realize these reductions.

We have provided the unaudited pro forma information for information purposes only.  The pro forma financial information presented is not necessarily indicative of the actual results that we would have achieved had we consummated the merger on the dates or at the beginning of the periods presented, and it is not necessarily indicative of future results.  You should read the unaudited pro forma financial information in conjunction with notes thereto and the audited consolidated financial statements and the notes thereto of Old Line Bancshares and Maryland Bankcorp.  Actual results may be materially different than the pro forma data presented.

We have made certain reclassification adjustments to the pro forma financial statements to conform to Old Line Bancshares’ financial statement presentation.

Old Line Bancshares, Inc.
Consolidated Proforma Balance Sheets with Maryland Bankcorp
(Unaudited)

	Old Line Bancshares, Inc. March 31, 2011	Maryland Bankcorp, Inc. March 31, 2011	Proforma Adjustments March 31, 2011		Proforma Combined March 31, 2011

Assets
Cash and due from banks	$ 8,512,884	$ 7,130,700	$ (6,404,723)	(1)(9)	$ 9,238,861
Interest bearing accounts	115,680	34,005,408	-		34,121,088
Federal funds sold	558,214	7,235,797	-		7,794,011
Total cash and cash equivalents	9,186,778	48,371,905	(6,404,723)		51,153,960
Time deposits in other banks	99,000	-	-		99,000
Investment securities available for sale	37,658,830	71,770,789	(648,405)	(4)	108,781,214
Investment securities held to maturity	20,267,496	-	-		20,267,496
Loans, net of deferred fees and costs	308,778,404	209,119,318	(20,354,277)	(5)(6)	497,543,445
Allowance for loan losses	(2,124,439)	(7,041,343)	7,041,343	(6)	(2,124,439)
Restricted equity securities at cost	2,596,650	1,323,239	251,945		4,171,834
Premises and equipment	16,703,016	3,390,192	1,066,894	(12)	21,160,102
Accrued interest receivable	1,239,489	1,128,988	-		2,368,477
Prepaid income taxes	-	1,231,029	-		1,231,029
Deferred income taxes	190,186	138,183	9,825,882	(4)(11)	10,154,251
Bank owned life insurance	8,765,616	7,504,351	-		16,269,967
Prepaid pension costs	-	1,315,642	-		1,315,642
Other real estate owned	1,976,516	5,394,870	(3,047,419)	(7)	4,323,967
Goodwill	-	-	131,695	(1)	131,695
Other intangible assets, net	-	-	5,002,917	(3)	5,002,917
Other assets	2,214,039	2,319,118	513,300	(10)	5,046,457
Total assets	$ 407,551,581	$ 345,966,281	$ (6,620,848)		$ 746,897,014

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing	$ 56,827,155	$ 117,009,956	$ -		$ 173,837,111
Interest bearing	281,811,895	182,567,452	738,172	(8)	465,117,519
Total deposits	338,639,050	299,577,408	738,172		638,954,630
Short term borrowings	6,584,128	21,947,607	(5,363,607)	(9)	23,168,128
Long term borrowings	16,349,219	-	-		16,349,219
Accrued interest payable	363,763	101,058	(40,276)	(9)	424,545
Deferred compensation and supplemental benefits	711,653	3,330,390	-		4,042,043
Other liabilities	565,476	2,525,783	(567,885)	(10)	2,523,374
Total liabilities	363,213,289	327,482,246	(5,233,596)		685,461,939

Stockholders' equity
Common stock	46,774	6,466	14,856	(1)(2)	68,096
Additional paid-in capital	35,582,975	20,845,536	(3,039,860)	(1)(2)	53,388,651
Retained earnings	7,917,628	(1,369,514)	1,369,514	(1)(2)	7,917,628
Accumulated other comprehensive income (loss)	208,879	(998,453)	268,238	(1)(2)	(521,336)
Total stockholders' equity	43,756,256	18,484,035	(1,387,252)		60,853,039
Non-controlling interest	582,036	-	-		582,036
Total stockholders' equity	44,338,292	18,484,035	(1,387,252)		61,435,075
Total liabilities and stockholders' equity	$ 407,551,581	$ 345,966,281	$ (6,620,848)		$ 746,897,014

The accompanying notes are an integral part of these consolidated financial statements

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Proforma Statement of Income with Maryland Bankcorp
(Unaudited)

	Old Line Bancshares, Inc. March 31, 2011	Maryland Bankcorp, Inc. March 31, 2011	Proforma Adjustments March 31, 2011		Proforma Combined March 31, 2011

Interest revenue
Loans, including fees	$ 4,195,866	$ 3,067,764	$ 637,500	(5),(6)	$ 7,901,130
U.S. Treasury securities	-	2,296	-		2,296
U.S. government agency securities	26,117	32,525	-	(4)	58,642
Mortgage backed securities	379,418	264,471	(57,250)		586,639
Municipal securities	19,704	195,508	-		215,212
Federal funds sold	1,831	5,497	-		7,328
Other	24,926	20,366	-		45,292
Total interest revenue	4,647,862	3,588,427	580,250		8,816,539
Interest expense
Deposits	875,976	561,458	(40,000)	(8)	1,397,434
Borrowed funds	184,623	103,863	-		288,486
Total interest expense	1,060,599	665,321	(40,000)		1,685,920
Net interest income	3,587,263	2,923,106	620,250		7,130,619
Provision for loan losses	150,000	600,000	-		750,000
Net interest income after provision for loan losses	3,437,263	2,323,106	620,250		6,380,619

Non-interest revenue
Service charges on deposit accounts	82,450	321,169	-		403,619
Gains on sales of investment securities	38,070	4,305	-		42,375
Gain on sale of other real estate owned	2,985	-	-		2,985
Earnings on bank owned life insurance	79,038	57,603	-		136,641
Other fees and commissions	122,337	51,354	-		173,691
Total non-interest revenue	324,880	434,431	-		759,311
Non-interest expense
Salaries	1,133,787	1,272,776	-		2,406,563
Employee benefits	366,924	444,678	-		811,602
Occupancy & equipment	459,914	430,657	6,750	(12)	897,321
Data processing	129,750	220,364	-		350,114
FDIC insurance and State of Maryland assessments	151,504	205,334	-		356,838
Merger and integration expenses	90,060	365,140	-		455,200
Other operating	595,235	973,178	194,750	(3)	1,763,163
Total non-interest expense	2,927,174	3,912,127	201,500		7,040,801

Income before income taxes	834,969	(1,154,590)	418,750		99,129
Income taxes (benefit)	335,243	(429,439)	142,375	(11)	48,179
Net income	499,726	(725,151)	276,375		50,950
Less: Net income (loss) attributable to the non-controlling interest	(22,956)	-	-		(22,956)
Net income attributable to Old Line Bancshares, Inc.	$ 522,682	$ (725,151)	$ 276,375		$ 73,906

Basic earnings (loss) per common share	$ 0.12	$ (1.67)			$ 0.01
Diluted earnings (loss) per common share	$ 0.12	$ (1.67)			$ 0.01
Dividend per common share	$ 0.03	$ -			$ 0.03

The accompanying notes are an integral part of these consolidated financial statements

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Proforma Statement of Income with Maryland Bankcorp

	Old Line Bancshares, Inc. December 31, 2010 Audited	Maryland Bankcorp, Inc. December 31, 2010 Audited	Proforma Adjustments December 31, 2010 Unaudited		Proforma Combined December 31, 2010 Unaudited

Interest revenue
Loans, including fees	$ 16,599,612	$ 13,937,710	$ 2,550,000	(5),(6)	$ 33,087,322
U.S. Treasury securities	-	9,880	-		9,880
U.S. government agency securities	163,787	364,092	-	(4)	527,879
Mortgage backed securities	1,399,979	1,243,241	(229,000)		2,414,220
Municipal securities	79,758	607,223	-		686,981
Federal funds sold	7,255	21,944	-		29,199
Other	258,440	68,825	-		327,265
Total interest revenue	18,508,831	16,252,915	2,321,000		37,082,746
Interest expense
Deposits	3,920,338	3,214,467	(160,000)	(8)	6,974,805
Borrowed funds	1,022,425	378,327	-		1,400,752
Total interest expense	4,942,763	3,592,794	(160,000)		8,375,557
Net interest income	13,566,068	12,660,121	2,481,000		28,707,189
Provision for loan losses	1,082,000	3,939,187	-		5,021,187
Net interest income after provision for loan losses	12,484,068	8,720,934	2,481,000		23,686,002

Non-interest revenue
Service charges on deposit accounts	306,548	1,450,298	-		1,756,846
Gains on sales of investment securities	-	1,001,746	-		1,001,746
Gain on sale of other real estate owned	192,724	-	-		192,724
Earnings on bank owned life insurance	336,834	234,634	-		571,468
Other fees and commissions	515,896	135,561	-		651,457
Total non-interest revenue	1,352,002	2,822,239	-		4,174,241
Non-interest expense
Salaries	4,681,679	5,043,841	-		9,725,520
Employee benefits	1,284,993	1,958,540	-		3,243,533
Occupancy & equipment	1,712,182	1,827,885	27,000	(12)	3,567,067
Data processing	452,675	719,788	-		1,172,463
FDIC insurance and State of Maryland assessments	527,807	515,438	-		1,043,245
Merger	574,369	369,303	-		943,672
Loss on other real estate owned	-	1,292,602
Other operating	2,175,800	2,626,911	779,000	(3)	5,581,711
Total non-interest expense	11,409,505	14,354,308	806,000		26,569,813

Income before income taxes	2,426,565	(2,811,135)	1,675,000		1,290,430
Income taxes (benefit)	996,750	3,071,400	569,500	(11)	4,637,650
Net income	1,429,815	(5,882,535)	1,105,500		(3,347,220)
Less: Net income (loss) attributable to the non-controlling interest	(72,849)	-	-		(72,849)
Net income attributable to Old Line Bancshares, Inc.	$ 1,502,664	$ (5,882,535)	$ 1,105,500		$ (3,274,371)

Basic earnings (loss) per common share	$ 0.39	$ (0.86)	$ -		$ (0.48)
Diluted earnings (loss) per common share	$ 0.38	$ (0.86)	$ -		$ (0.48)
Dividend per common share	$ 0.12	$ -	$ -		$ 0.12

The accompanying notes are an integral part of these consolidated financial statements

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Proforma Statement of Income with Maryland Bankcorp

	Old Line Bancshares	Maryland Bankcorp	Proforma Adjustments		Proforma Combined
	December 31,	December 31,	December 31,		December 31,
	2009 Audited	2009 Audited	2009 Unaudited		2009 Unaudited
Interest revenue
Loans, including fees	$ 15,304,608	$ 13,882,947	$ 2,550,000	(5)(6)	$ 31,737,555
U.S. Treasury securities	7,230	28,081	-		35,311
U.S. government agency securities	296,560	564,048	-		860,608
Mortgage backed securities	1,059,386	1,237,582	(229,000)	(4)	2,067,964
Municipal securities	84,797	727,985	-		812,782
Federal funds sold	1,148	35,504	-		36,652
Other	342,127	62,185	-		404,312
Total interest revenue	17,095,856	16,538,332	2,321,000		35,955,188
Interest expense
Deposits	4,553,099	4,781,040	(160,000)	(8)	9,174,139
Borrowed funds	1,026,755	242,390	-		1,269,145
Total interest expense	5,579,854	5,023,430	(160,000)		10,443,284
Net interest income	11,516,002	11,514,902	2,481,000		25,511,904
Provision for loan losses	900,000	5,669,565	-		6,569,565
Net interest income after provision for loan losses	10,616,002	5,845,337	2,481,000		18,942,339

Non-interest revenue
Service charges on deposit accounts	307,012	1,541,142	-		1,848,154
Gains on sales of investment securities	158,551	550,833	-		709,384
Earnings on bank owned life insurance	376,165	223,647	-		599,812
Other fees and commissions	978,039	195,089	-		1,173,128
Total non-interest revenue	1,819,767	2,510,711	-		4,330,478
Non-interest expense
Salaries	4,037,027	5,417,894	-		9,454,921
Employee benefits	1,012,014	1,810,487	-		2,822,501
Occupancy & equipment	1,440,299	1,832,534	27,000	(12)	3,299,833
Data processing	340,870	646,138	-		987,008
FDIC insurance and State of Maryland assessments	561,850	113,409	-		675,259
Other operating	1,864,821	3,531,599	779,000	(3)	6,175,420
Total non-interest expense	9,256,881	13,352,061	806,000		23,414,942

Income before income taxes	3,178,888	(4,996,013)	1,675,000		(142,125)
Income taxes	1,055,522	(1,164,236)	569,500	(11)	460,786
Net Income	2,123,366	(3,831,777)	1,105,500		(602,911)
Less: Net Income (loss) attributable to the noncontrolling interest	87,216	-	-		87,216
Net Income	2,036,150	(3,831,777)	1,105,500		(690,127)
Preferred stock dividends and discount accretion	485,993	-	-		485,993
Net income available to common stockholders	$ 1,550,157	$ (3,831,777)	$ 1,105,500		$ (1,176,120)

Basic earnings (loss) per common share	$ 0.40	$ (5.93)	$ -		$ (0.17)
Diluted earnings (loss) per common share	$ 0.40	$ (5.93)	$ -		$ (0.17)
Dividend per common share	$ 0.12	$ -	$ -		$ 0.12

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME

1.
Old Line Bancshares issued shares of its stock to stockholders of Maryland Bankcorp to effect the acquisition.  The exchange ratio was based on a pricing mechanism that adjusted based on the average price as defined in the merger agreement.  The unaudited pro forma combined financial information assumes that Old Line Bank exchanged each share of Maryland Bankcorp stock for 3.4826 shares of Old Line Bank common stock and repurchased all fractional shares that resulted from the share exchange.

Maryland Bankcorp stockholders own approximately 31.31% of the voting stock of the combined company after the acquisition.  The shares of Old Line Bancshares’ common stock illustrated in this pro forma were recorded at $8.3608 per share, the ninety day average sales price of Old Line Bancshares five days prior to the effective date of the merger.  The pro forma financial statements include payment to Maryland Bankcorp stockholders who elected to receive cash consideration for a total cash payment of $1 million.

Old Line Bancshares will determine the final allocation of the purchase price after we have completed additional analysis to determine the fair values of Maryland Bankcorp tangible and identifiable intangible assets and liabilities as of the date of the acquisition.  Changes in the fair value of the net assets of Maryland Bankcorp as of the date of the acquisition will likely change the amount of the purchase price allocable to goodwill. The further refinement of transaction costs and fair valuations will likely change the amount of goodwill recorded.  The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.  Old Line Bancshares has prepared the pro forma financial information to include the estimated adjustments necessary to record the assets and liabilities of Maryland Bank & Trust Co. at their respective fair values and represents management’s best estimate based upon the information available at this time.  The pro forma adjustments included herein are subject to change as additional information becomes available and as we perform additional analyses.  The final acquisition accounting adjustments may be materially different from the pro forma adjustment presented herein.  Increases or decreases in the fair value of certain balance sheet amounts including loans, securities, deposits and related intangibles and debt will result in adjustments to the balance sheet and statement of operations.  Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocated to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.  The unaudited pro forma combined financial information presented herein does not necessarily provide an indication of the combined results of operations or the combined financial position, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The total purchase price for the purpose of this pro forma financial information is $18.8 million.  The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares outstanding after adjustment for the Maryland Bankcorp stockholders who elected to receive cash consideration for a total cash payment of $1 million and the redemption of fractional shares.

Summary of Purchase Price Calculation and Goodwill Resutling from Merger
And Reconciliation of Pro Forma Shares Outstanding at March 31, 2011
($ in thousands except share and per share data)

		March 31, 2011
Purchase Price Consideration-Common Stock
Maryland Bankcorp shares outstanding exchanged for stock	612,253
Exchange ratio	3.4826
Old Line Bancshare shares issued to Maryland Bankcorp stockholders	2,132,231
Purchase price per Maryland Bankcorp common share	$30.9298
Cash consideration	$1,000
Purchase price assigned to shares exchanged for stock	$17,828
Total purchase price		$18,828
Maryland Bankcorp stockholders' equity, excluding accumulated other comprehensive income	$19,482

Estimated adjustments to reflect assets acquired at fair value:
Investments and accumulated other comprehensive income	(916)
Loans	(20,354)
Allowance for loan losses	7,041
Restricted equity securities	252
Premises and equipment	1,067
Deferred income taxes	9,826
Other real estate owned	(3,047)
Other intangible assets (Core deposit premium)	5,003
Other assets	513

Estimated adjustments to reflect liabilities acquired at fair value:
Interest bearing deposits	(738)
Other liabilities	568
		18.697
Goodwill resulting from merger		$131

Reconcilement of Pro Forma Shares Outstanding
Maryland Bankcorp shares outstanding	646,626
Less cash consideration & fractional	(34,373)
Maryland Bankcorp shares converted	612,253
Exchange ratio	3.4826
Old Line Bancshares shares issued to Maryland Bankcorp stockholders	2,132,231
Old Line Bancshares shares outstanding	4,677,363
Pro forma Old Line Bancshares shares outstanding	6,809,594
Pro forma % ownership by Maryland Bankcorp	31.31%

2.
Adjustment to reflect the issuance of common shares of Old Line Bancshares common stock with a $0.01 par value in connection with the merger and the adjustments to stockholders’ equity for the reclassification of Maryland Bankcorp’s historical equity accounts.

3.
Adjustment of $5.0 million to core deposit intangible to reflect the fair value of this asset and the related amortization adjustment based upon an expected life of 18 years and using an accelerated method.  We expect the amortization of the core deposit intangible to increase pro forma before tax non-interest expense by approximately $779 thousand in the first year following consummation.   We determined the value of the core deposit intangible asset based on an analysis that incorporated the expected useful life of the core deposit base, the cost of the core deposit base versus the cost of alternative funds and an appropriate discount rate.

4.
This amount reflects an adjustment to the fair value of the investment securities based on market prices at acquisition date and the elimination of the accumulated other comprehensive income related to Maryland Bank & Trust owned securities.  The statement of income adjustment reflects accretion of the $916 thousand investment premium.  We expect this adjustment to decrease pro forma before tax interest revenue by approximately $229 thousand in the first year following consummation.

5.
Adjustment of $3.1 million to increase the fair values of loans based on current interest rates of similar loans.  We will recognize this adjustment using the level yield amortization method based upon the expected life of the loans.  We expect this adjustment will decrease pro forma before tax interest revenue by approximately $850 thousand in the first year following consummation.  The fair value was calculated based on loans with similar maturities using interest rates currently in effect.

6.	Adjustments to reflect the fair value of loans include:

•
An adjustment of $7.0 million to reflect the removal of the allowance for loan losses in connection with applying acquisition accounting under ASC 805. We expect this adjustment will increase pro forma before tax interest revenue by approximately $1.4 million in the first year following consummation of the merger.

•
An adjustment of $500,000 for loans within the scope of ASC 310-30 (ASC 310-30 occurs as a result of the accounting for the differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans, including those acquired in a business combination, if those differences are attributable, at least in part, to credit quality considerations). Old Line Bank’s management and independent loan review personnel determined this amount based on a review of Maryland Bankcorp’s loans. This review considered payment history, relevant collateral values, debt service coverage ratios and other factors.  There is no estimated accretion for this credit quality adjustment in the pro forma statement of income.

•
An adjustment of $16.0 million for loans determined not to be within the scope of ASC 310-30.  To determine the fair value of the loans that are not within the scope of ASC 310-30, Old Line Bank’s management and independent loan review personnel evaluated Maryland Bankcorp’s loan portfolio and considered the risk characteristics inherent within the remaining portfolio.  This review included payment history, concentrations, quality of underwriting, and economic weaknesses.  We will recognize this credit quality adjustment based on the difference between the expected cash flows and the net present value of expected cash flows with such difference accreted into earnings using the effective yield method over the term of the loans.  We estimate accretion for this difference of approximately $2.0 million the first year.

7.
An adjustment of $3.0 million to reflect the fair value of other real estate owned, based on Old Line Bank management’s detailed analysis of these assets that included site visits where possible, review of appraisals by a certified appraiser, and current tax assessed values.

8.
Adjustment of $738,172 to reflect the fair values of interest bearing time deposit liabilities based on current interest rates for similar instruments.  We will recognize this adjustment using a level yield amortization method based upon the maturities of the deposit liabilities.  We expect this adjustment will decrease pro forma before tax interest expense by approximately $160 thousand the first year following consummation.

9.	Adjustment of $5.3 million to reflect the repayment of short term borrowings by Maryland Bankcorp concurrent with the merger.

10.
Adjustment relates to recognition of estimated liabilities incurred by Maryland Bankcorp, Inc. prior to merger and assets adjusted during the fair value process.   The adjustments have no impact on the income statement.

11.
Adjustment to reflect the net deferred tax at a rate of 39.5% related to fair value adjustments on the balance sheet and a statutory tax rate of 39.5% for book tax expense.  We have not taken a tax benefit for certain merger obligations and cost that we do not consider tax deductible.  This adjustment also includes the removal of a $5.3 million valuation allowance recorded by Maryland Bankcorp which we believe will be recoverable after the merger.  We assumed an effective tax rate of 34% for income statement adjustments.

12.
Adjustment of $1.1 million to reflect the increase in fair value for premises and equipment.  We have presented the amortization of the fair value adjustment over a 40 year period.  We expect this adjustment to increase pro forma occupancy and equipment expense by $27 thousand in the first year of consummation.